UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2007

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices), (Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers

On February 22, 2007, the Compensation Committee (“Committee”) of the Board of Directors of Duke Energy Corporation (the “Company”) took the actions described below.

Certification of 2006 Short-Term Incentive Payment

The Committee reviewed 2006 performance under the Duke Energy Corporation Executive Short-Term Incentive Plan as compared against pre-established objectives, which included an ongoing earnings per share (“EPS”) objective for the Company, an earnings before interest and taxes (“EBIT”) objective for the U.S. Franchised Electric and Gas business unit and individual objectives.  Although the Committee determined that the U.S. Franchised Electric and Gas business unit did not achieve threshold performance for its EBIT objective, the Committee exercised its discretionary authority to approve a payout at the minimum threshold level with respect to this goal, resulting in an additional payment to plan participants subject to this goal, including Dr. Ruth Shaw who received an additional amount of $54,506.

Certification of Performance Results for Long-Term Incentive Program

The Committee certified the Company’s results under the long-term incentive program that began in 2004, which program consisted of performance shares and phantom stock.  The Committee certified the Company’s achievement of a relative total shareholder return percentile ranking, as compared to the S&P 500, of 75.6 for the 2004-2006 period, which corresponds to a payout of 114% of target performance shares.  As a result of achieving this total shareholder return percentile ranking, the Committee also certified the immediate vesting for all participants, except certain retired employees, of otherwise unvested phantom stock.  The Company’s named executive officers earned the number of performance shares and became vested in the number of phantom stock units shown below.  These awards relate, in part, to the common stock of Spectra Energy Corp as a result of the fact that the Committee previously made equitable adjustments to the original performance shares and phantom stock awards in connection with the Company’s spin-off of Spectra Energy Corp on January 2, 2007.

Executive Officer	Number of Phantom Stock Units Vested		Number of Performance Shares (and Dividend Equivalents) Earned
	Duke Energy Shares	Spectra Energy Shares	Duke Energy Shares	Spectra Energy Shares
David L. Hauser	12,636	6,318	24,013	12,006
Fred J. Fowler	33,816	16,908	64,250	32,125
Ruth G. Shaw	17,550	8,775	33,343	16,671
Jimmy W. Mogg	14,034	7,017	26,665	13,333

Establishment of 2007 Short-Term Incentive Program

The Committee established the 2007 short-term incentive program (STI) under the Duke Energy Corporation Executive Short-Term Incentive Plan for the named executive officers other than Messrs. Anderson and Fowler who left the Company to go with Spectra Energy Corp in connection with the spin-off, Mr. Mogg, who retired from the Company, and Mr. Rogers, who does not participate in the STI program.  Eighty percent (80%) of each participating named executive officer’s STI opportunity is based on the Company’s ongoing EPS, with threshold and target performance levels of $1.05 and $1.15, respectively, and the remaining twenty percent (20%) is based on achievement of individual objectives, which consist of a combination of strategic and operational measures.  The EPS goal is consistent with the 2007 financial plan but excludes certain potential transactions contemplated in the financial plan that the Committee did not consider to be representative of ongoing operations.  Performance levels for the EPS goal also may be adjusted by the Committee for certain types of transactions.  The target opportunities, expressed as a percentage of annual base salary, for the named executive officers who participate in the STI are as follows:  Mr. Hauser:

80% and Dr. Shaw: 75%.  Depending on performance, the named executive officers could receive from 0% to 190% of their STI targets.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: February 28, 2007	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller